Exhibit (h)(16)

AMENDMENT AGREEMENT

AMENDMENT AGREEMENT, effective as of August 1, 2005, by and among DOMINI SOCIAL INVESTMENT TRUST (f/k/a Domini Social Index Trust), a Massachusetts business trust (the “Fund”) and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (“Investors Bank”).

WHEREAS the Fund and Investors Bank entered into a Administration Agreement dated October 15, 2002, as amended from time to time (the “Administration Agreement”); and

WHEREAS, the Fund and Investors Bank desire to amend the Administration Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.	Amendments.

(a)         Appendix A of the Administration Agreement is hereby amended by deleting such Appendix A in its entirety and inserting in lieu thereof the attached Appendix A.

(b)         Appendix B of the Administration Agreement is hereby amended by deleting such Appendix B in its entirety and inserting in lieu thereof the attached Appendix B.

2.	Miscellaneous.

(a)         Except as amended hereby, the Administration Agreement shall remain in full force and effect.

(c)         This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

INVESTORS BANK & TRUST COMPANY

By:	/s/ Robert D. Mancuse
Name:	Robert D. Mancuse
Title:	Senior Vice President

DOMINI SOCIAL INVESTMENT TRUST

By:	/s/ Carole M Laible
Name:	Carole M Laible
Title:	Treasurer

Appendix A: Portfolios

Domini Social Equity Fund (Feeder Fund)

Domini Social Bond Fund

Domini European Social Equity Fund (Feeder Fund)

Appendix B: Services

Investors Bank & Trust Summary of Administration Functions Domini Funds
Function	Investors Bank & Trust	Domini	Suggested Fund Auditor or Counsel
MANAGEMENT REPORTING & TREASURY ADMINISTRATION
Calculate after-tax total return information on the Funds as required in the current Prospectus and SAI, and marketing materials.	Provide after-tax total return calculations.	Review after-tax total return information.

Frequency: Quarterly

TAX
Prepare income tax provisions.	Calculate investment company taxable income, net tax exempt interest, net capital gain and spillback dividend requirements. Identify book-tax accounting differences. Track required information relating to accounting differences. Prepare	Provide transaction information as requested. Identify Passive Foreign Investment Companies (PFICs). Approve tax accounting positions to be taken. Approve provisions.	A - Provide consultation as needed in establishing positions to be taken in tax treatment of particular issues. Perform review in conjunction with the year-end audit.
Frequency: Annually	ROC/SOP and Tax Footnotes for inclusion in the annual financial statements.

Function	Investors Bank & Trust	Domini	Suggested Fund Auditor or Counsel
Calculate excise tax distributions

Calculate required distributions to avoid imposition of excise tax.

-   Calculate capital gain net income and foreign currency gain/loss through October 31.

-   Calculate ordinary income and distributions through a specified cut off date.

-   Project ordinary income from cut off date to December 31.

-   Ascertain dividend shares.

Identify book-tax accounting differences. Track required information relating to accounting differences. Coordinate review by management and fund auditors. Notify custody and transfer agent of authorized dividend rates in accordance with Board approved policy. Report dividends to Board as required.

		Provide transaction information as requested. Identify Passive Foreign Investment Companies (PFICs). Approve tax accounting positions to be taken. Review and approve all income and distribution calculations, including projected income and dividend shares. Approve distribution rates per share and aggregate amounts. Obtain Board approval when required.	A - Provide consultation as needed in establishing positions to be taken in tax treatment of particular issues. Review and concur with proposed distributions per share.
Frequency: Annually

Prepare tax returns	Prepare excise and RIC tax returns.	Review and sign tax return.	A - Review and sign tax return as preparer.
Frequency: Annually

Review and Approval

The attached Summary of Administration Functions has been reviewed and represents the services currently being provided.

August 1, 2005
Signature of Account Director/ Date

8-1-05
Signature of Authorized Client Representative/ Date